Exhibit 10.1

SHARE ISSUANCE AGREEMENT

SHARE ISSUANCE AGREEMENT dated the 8th day of March, 2010,

BETWEEN:

SK CAPITAL CORP.,
("SUBSCRIBER")

AND:

AYERS EXPLORATION., a Nevada domestic corporation, with a corporate office on 6 Harston Avenue, Mosman Sydney Australia 2088

(hereinafter, the "COMPANY")

NOW THEREFORE THIS SHARE ISSUANCE  AGREEMENT  ("AGREEMENT")  WITNESSES that the parties hereto agree as follows:

ARTICLE 1 - INTERPRETATION

SECTION 1.1.  DEFINITIONS.  When used in this Agreement  (including the recitals and schedules  hereto) or in any amendment  hereto,  the following  terms shall, unless otherwise expressly provided, have the meanings assigned to them herein:

"BANKING DAY" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of Queensland or other day on which banking institutions are authorized or obligated to close in Queensland.

"CHARTER DOCUMENTS" means constating documents and by-laws, and all amendments thereto;

"CONSENT" means any  permit,   license,   approval,   consent,  order,  right, certificate, judgment,  writ,  injunction,  award,  determination,  direction, decree, authorization,  franchise, privilege, grant, waiver, exemption and other concession or by-law, rule or regulation;

"SHARE PRICE" means a price of $0.20 and

"DOLLAR" or "$" means the currency of the United States of America.

ARTICLE 2 - THE SHARE ISSUANCE

SECTION 2.1. SHARE ISSUANCE.  The Subscriber shall make available to the Company in accordance with, and subject to the terms and conditions of, this Agreement, until  March 8, 2011 (the  "COMPLETION  DATE"),  up to  $250,000 by way of Advances in accordance with this Sections 2.2, 2.3 and 2.4 of this Agreement. The Completion Date may be extended for an additional term of up to twelve months at the option of the Company or the Subscriber  upon written notice on or before the Completion Date in accordance with the notice  provisions in Section of this Agreement.

SECTION  2.2. THE ADVANCES.  On the terms and conditions set forth herein the Subscriber, from time to time, on any Banking Day, prior to the Completion Date, Agrees, at its sole discretion, to make advances to the Company ("ADVANCES"). Each Advance shall be in an aggregate amount of not more than  $50,000.

SECTION 2.3.  PROCEDURE TO REQUEST ADVANCES.  Each Advance shall be made on or before five Banking Days following notice from the Company.  Each such notice shall be given by a notice to the Subscriber in the form substantially the same as the form attached hereto in Schedule A (each a "NOTICE").

SECTION 2.4.  SUBSCRIPTION AGREEMENT.  Upon making each Advance, the Subscriber shall provide an executed Subscription Agreement, in a form acceptable to both parties to this Agreement, to the Company.

SECTION  2.5. USE OF PROCEEDS.  The Company shall use all Advances  to fund operating  expenses,   acquisitions,   working  capital  and  general  corporate
activities.

SECTION 2.6 OPTION. The Subscriber may, at their discretion, take the option to subscribe up to a further  $250,000,  when the total  subscription  from this agreement has been received by the Company.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Subscriber:

(a)
Organization and  Corporate Power.  The Company has been duly incorporated  and  organized  and is  validly  subsisting  and in good standing under the laws of its  jurisdiction  and has full  corporate right,  power and authority to enter into and perform its  obligations under the Agreement  to which it is or shall be a party and has full corporate right, power and authority to own and operate its properties and to carry on its business;

(b)
Conflict  with Other  Instruments.  The  execution and delivery by the Company of the  Agreement  and the  performance  by the Company of its obligations  thereunder,  do not and will not:  (i)  conflict  with or result in a breach of any of the terms,  conditions or provisions  of: (A) the charter documents of the Company; (B) any law applicable to or binding on the Company; or (C) any contractual  restriction binding on or affecting the Company or its  properties  the breach of which would have a material adverse effect on the Company;  or (ii) result in, or require or permit:  (A) the  imposition of any lien on or with respect to the properties now owned or hereafter  acquired by the Company;  or (B) the acceleration of the maturity of any debt of the Company, under any contractual provision binding on or affecting the Company;

(c)
Consents,  Official Body Approvals. The execution and delivery of the Agreement and the performance by the Company of its obligations thereunder have been duly authorized by all necessary action on the part of the Company,  and no Consent under any applicable law and no registration, qualification, designation, declaration or filing with any official body having jurisdiction  over the  Company is or was necessary therefor. The Company possesses all Consents, in full force and effect, under any applicable Law which are necessary in connection with the operation of its business, the non-possession of which could reasonably be expected to have a material adverse effect on the Company;

(d)
Execution of Binding Obligation. The Agreement has been duly executed and  delivered by the Company and, when duly executed by the Company and delivered for value, the Agreement will constitute legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with its terms;

(e)
No Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Company, after due inquiry, threatened against or affecting the Company (nor, to the knowledge of the Company,  after due  inquiry,  any basis  therefor)  before any official body having jurisdiction  over the Company  which  purport to or do challenge the validity or propriety of the  transactions  contemplated  by the Share Issuance the Company,  which if adversely  determined could reasonably be expected to have a material adverse effect on the Company;

(g)
Absence  of  Changes. Since the date of the most recently delivered financial statements of the Company, the Company has carried on its business, operations and affairs only in the ordinary and normal course consistent with past practice.

ARTICLE 4 - COVENANTS OF THE COMPANY

SECTION 4.1.  AFFIRMATIVE  COVENANTS.  Until the Completion  Date,  the Company shall:

     (a) COMPLIANCE  WITH  LAWS,   ETC.   Comply with all applicable   laws, non-compliance  with which could have a material adverse effect on the Company;

     (b) PAYMENT OF TAXES AND CLAIMS.  Pay and discharge before the same shall become delinquent: (i) all taxes and assessments;  and (ii) all lawful claims which, if unpaid, might become a lien upon or in respect of the Company's assets or properties;

     (c) MAINTAIN TITLE. Maintain and, as soon as reasonably practicable, defend and take,  all action  necessary or advisable at any time,  and from time to time, to maintain, defend,  exercise or renew its right, title and interest in and to all of its property and assets;

     (d) PAY OBLIGATIONS TO SUBSCRIBER AND PERFORM OTHER COVENANTS.  Make full and timely payment of its obligations hereunder and duly comply with the terms and covenants contained in this Agreement, all at the times and places and in the manner set forth therein;

     (e) FURTHER ASSURANCES.  At its cost and expense, upon request by the Subscriber, duly execute and deliver, or cause to be duly executed and delivered,  to the  Subscriber,  such further  instruments  and do and cause to be done such other acts as may be  necessary or proper in the reasonable opinion of the Subscriber to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE 5 - SHARE ISSUANCE

SECTION 5.1 SHARE IS SUANCE. The Company shall issue, within fifteen (15) Banking Days following the date of the receipt by the Company of any Advance under this Agreement,  common stock of the Company (the “SHARES").  Upon receipt of any Advance under this Agreement, the Company shall promptly cause its registrar and transfer agent to issue the  certificates  representing  the Shares.

SECTION 5.2  FRACTIONAL  SHARES.  Notwithstanding  any other  provisions of this Agreement,  no certificate  for  fractional  shares of the Shares shall be issued to the Subscriber. In lieu of any such fractional shares, of the Subscriber  would  otherwise be entitled to receive a fraction of a share of the Shares following  a Share  Issuance,  the  Subscriber  shall be entitled to receive from theCompany a stock certificate  representing the nearest whole number of shares of the Company.

ARTICLE 6 - MISCELLANEOUS

SECTION 6.1. NOTICES, ETC. Except as otherwise expressly  provided herein, all notices,  requests,  demands,  directions and communications by one party to the other shall be sent by hand  delivery or  registered  mail or fax,  and shall be effective when hand  delivered or when delivered by the relevant  postal service or when  faxed and  confirmed,  as the case may be.  All such  notices  shall be addressed to the  President of the  notified  party at its address  given on the signature page of this Agreement,  or in accordance  with any unrevoked  written direction from such party to the other party.

SECTION 6.2. NO WAIVER;  REMEDIES.  No failure on the part of the  Subscriber or the  Company  to  exercise,  and no delay in  exercising,  any right  under this Agreement  shall operate as a waiver  thereof.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 6.3. JURISDICTION. (1) Each of the parties hereby irrevocably attorns to the  non-exclusive  jurisdiction  of the  Courts  of the  State of Nevada in any action or proceeding  arising out of or relating to this Agreement.  The Company agrees  that a  final  judgment  in any  such  action  or  proceeding  shall  be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other  manner  provided by Law; and (2) nothing in this Section 6.3 shall affect the right of the  Subscriber  to serve legal  process in any other manner permitted  by Law or affect the right of the  Subscriber  to bring any action or proceeding  against  the  Company  or  its  property  in  the  courts  of  other jurisdictions.

SECTION 6.4.  SUCCESSORS AND ASSIGNS.  The Company shall not have the right to assign its rights  hereunder or any interest  herein  without the prior  written consent of the Subscriber, which consent may be arbitrarily withheld.

SECTION 6.5.  SEVERABILITY.  If one or more  provisions of this  Agreement be or become invalid,  or unenforceable in whole or in part in any  jurisdiction,  the validity of the remaining  provisions of this  Agreement  shall not be affected. The parties hereto undertake to replace any such invalid provision without delay with a valid  provision  which as nearly as  possible  duplicates  the  economic intent of the invalid provision.

SECTION 6.6. COUNTERPARTS. This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

SECTION 6.7.  SYNDICATION/PARTICIPATION.  The Subscriber may not sell, transfer, assign,  participate,  syndicate or negotiate to one or more third  parties,  in whole or in part, the Commitment  and its rights under this  Agreement,  without the prior written  consent of the Company,  which consent may not be arbitrarily withheld.

IN WITNESS
WHEREOF the parties hereto  have caused this  Agreement  to be executed by their respective officers thereunto duly authorized,  as of the date first above written.

THE SUBSCRIBER	THE COMPANY

SK CAPITAL	AYERS EXPLORATION.
CORP.
By:	By:
-----------------------------	-----------------------------
Authorized Signing Officer	Authorized Signing Officer

SCHEDULE A

NOTICE

To: SK CAPITAL CORP. (the "Subscriber")

The undersigned, AYERS EXPLORATION (the "Company")  hereby requests an advance of  $________________  , in accordance with the terms and conditions set forth in the Share  Issuance  agreement  dated  March 5,  2010, between the
Subscriber and the Company and as of the Date of Notice written below.

DATE OF NOTICE:

Remaining amount to be advanced under
the Share Issuance:
-----------------------------

AYERS EXPLORATION.

Per:
    --------------------------------------------
    Authorized Signatory

The Subscriber  hereby  acknowledges  receipt of this Notice and agrees with the amounts set out above as of this Notice.

SK CAPITAL CORP.

Per:
    --------------------------------------------
    Authorized Signatory